AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment, dated March 5, 2008 (the “Amendment”), to the Employment Agreement, dated May 22, 2006 (the “Agreement”), by and between Charles L. Bisgaier (the “Executive”) and Pipex Therapeutics, Inc., a wholly owned subsidiary of Pipex Pharmaceuticals, Inc. (“Pipex”).  Terms not otherwise defined herein shall have the meaning described to them in the Agreement.

W I T N E S S T H

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Sections 3 (a)(i) and (ii) of the Agreement regarding base salary and bonus are hereby deleted in their entirety and replaced with the following:

COMPENSATION.  (a) As compensation for the performance of his duties on behalf of the Corporation, President shall receive the following: (i) Base Salary. The Corporation will pay the President no base salary beginning on the date hereof through at least May 17, 2008. Thereafter, the President may be awarded a base salary in the sole discretion of Pipex’s Compensation Committee, payable on a semi-monthly basis in accordance with the normal payroll practices of the Corporation.  (ii) Bonus. The Corporation will award the President a one-time bonus of $75,000 only if the Corporation is acquired or the Corporation’s common stock trades above $5.00 per share on the American Stock Exchange (or the exchange on which the corporation’s common stock then trades or is quoted).The grant of options, including the vesting schedule, will remain in accordance with the terms of the Agreement and shall not be effected by this amendment. .

2.  Section 9 (b) of the Agreement regarding severance is hereby deleted in its entirety.

3.  The Agreement, as amended by this Amendment, contains the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth therein or herein.  This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

4.  This Amendment shall be governed by and construed and enforced in accordance with the local laws of the State of Michigan applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.

5.  This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by them or their duly authorized representatives as of the date first written above.

PIPEX PHARMACEUTICALS, INC.

By:__/s/Steve H. Kanzer
Name:  Steve H. Kanzer
Title:    Chairman and Chief ExecutiveOfficer

EXECUTIVE:

Charles L. Bisgaier
Charles L. Bisgaier